CONSENT OF INDEPENDENT ACCOUNTANTS

CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 31, 1999 relating to the financial statements and financial statement schedules, which appears in First Washington Realty Trust Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Baltimore, Maryland
December 23, 1999